Exhibit 99.1

Frontier Reports First-Quarter 2024 Results

•	Delivered year-over-year revenue growth for the first quarter since 2015
•	Accelerated Adjusted EBITDA growth to 5% year-over-year
•	Accelerated fiber broadband revenue growth of 24% year-over-year driven by strong customer and ARPU growth

DALLAS, Texas, May 3, 2024 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported first-quarter 2024 results today.

“We had a strong start to the year and achieved another major inflection point. We grew revenue year-over-year for the first time since 2015 and delivered our third consecutive quarter of Adjusted EBITDA growth,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “We also grew our customer base and increased ARPU in the quarter, resulting in a 24% increase in fiber broadband revenue.”

Jeffery continued, “Our first-quarter results perfectly illustrate how our fast-growing fiber business is systematically improving our financial performance. Thanks to our team’s relentless execution, we’re in a strong position to keep adding value to our customers and deliver accelerated growth in 2024.”

First-Quarter 2024 Highlights

•	Added 322,000 fiber passings to reach 6.8 million total locations passed with fiber
•	Added 88,000 fiber broadband customers, resulting in fiber broadband customer growth of 18% year-over-year
•	Revenue of $1.46 billion increased 1.5% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $90 million and net income of $1 million
•	Adjusted EBITDA of $547 million increased 5.4% year-over-year driven by revenue growth and cost savings[1]
•	Cash capital expenditures of $666 million plus $363 million of vendor financing payments, for total cash capital investment of $1.0 billion[2]
•	Generated net cash from operations of $335 million

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income.
2 Cash capital investment includes capital expenditures and vendor financing payments for capital spend.

First-Quarter 2024 Consumer Results

•	Consumer revenue of $787 million increased 3.4% year-over-year as growth in fiber was partly offset by declines in copper
•	Consumer fiber revenue of $505 million increased 12.7% year-over-year as growth in broadband was partly offset by declines in video and voice
•	Consumer fiber broadband revenue of $375 million increased 25.8% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 85,000 resulted in consumer fiber broadband customer growth of 18.3% year-over-year
•	Consumer fiber broadband customer churn of 1.24% compared to 1.20% in the first quarter of 2023
•	Consumer fiber broadband ARPU of $65.18 increased 6.1% year-over-year

First-Quarter 2024 Business and Wholesale Results

•	Business and Wholesale revenue of $659 million was stable year-over-year as growth in fiber was largely offset by declines in copper
•	Business and Wholesale fiber revenue of $300 million increased 6.8% year-over-year as growth in data was partly offset by declines in voice
•	Business and Wholesale fiber broadband customer net additions of 3,000 resulted in Business and Wholesale fiber broadband customer growth of 11.9% year-over-year
•	Business and Wholesale fiber broadband customer churn of 1.32% compared to 1.43% in the first quarter of 2023[3]
•	Business and Wholesale fiber broadband ARPU of $98.40 decreased 3.5% year-over-year[4]

Capital Structure

As of March 31, 2024, Frontier had total liquidity of $2.6 billion, including a cash and short-term investments balance of approximately $1.5 billion, $0.6 billion of available borrowing capacity on its revolving credit facility, and $0.5 billion of available borrowing capacity on its variable funding notes facility, subject to customary drawing conditions. Frontier’s net leverage ratio on March 31, 2024, was approximately 4.5x5. Frontier has no long-term debt maturities prior to 2027.

3 Business and Wholesale churn methodology includes wholesale, excluding circuits or fiber-to-the-tower churn.
4 Business and Wholesale ARPU methodology includes wholesale, excluding circuits or fiber-to-the-tower ARPU.
5 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2024 Outlook6

Frontier today reaffirmed all operational and financial expectations for 2024.

Frontier’s guidance for the full-year 2024 is:

•	Adjusted EBITDA of $2.20 - $2.25 billion[1]
•	Fiber passing additions of 1.3 million
•	Cash capital investment of $3.00 - $3.20 billion[2]
•	Cash taxes of approximately $20 million
•	Net cash interest payments of approximately $750 million
•	Pension and OPEB expense of approximately $40 million (net of capitalization)
•	Cash pension and OPEB contributions of approximately $125 million

Conference Call Information

As previously announced, Frontier will host a conference call to discuss first-quarter 2024 results today, May 3, 2024, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

6 The operational and financial guidance expectations for 2024 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This release contains "forward-looking statements" related to future events, including our 2024 outlook and guidance. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, future operating and financial performance, our ability to implement our growth strategy our ability to comply with the covenants in the agreements governing our indebtedness, our capital expenditures, the containment of the impact on our operations of the recently disclosed cybersecurity incident, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations, including our fiber expansion plans; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs, including tight labor markets, increased fuel and electricity costs and potential disruptions in our supply chain, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions, including the recently disclosed unauthorized access by a third party to portions of our information technology environment; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel-Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; market overhang due to substantial common stock holdings by our former creditors;  certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q and our Form 8-K filed on April 18, 2024.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	March 31, 2024	March 31, 2023

Statements of Operations Data
Revenue	$1,462	$1,440

Operating expenses:
Cost of service	522	542
Selling, general, and administrative expenses	428	417
Depreciation and amortization	388	330
Restructuring costs and other charges	34	8
Total operating expenses	1,372	1,297

Operating income	90	143

Investment and other income, net	112	2
Interest expense	(199)	(141)

Income before income taxes	3	4
Income tax expense	2	1

Net income	$1	$3

Weighted average shares outstanding - basic	246,301	245,081
Weighted average shares outstanding - diluted	247,040	246,425

Basic net earnings per common share	$0.00	$0.01
Diluted net earnings per common share	$0.00	$0.01

Other Financial Data:
Capital expenditures	$666	$1,154

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended
($ in millions)	March 31, 2024	December 31, 2023	March 31, 2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$947	$897	$862
Voice services	321	329	356
Video services	94	97	117
Other	84	86	83
Revenue from contracts with customers	1,446	1,409	1,418
Subsidy and other revenue	16	17	22
Total revenue	$1,462	$1,426	$1,440

Other Financial Data
Revenue:
Consumer	$787	$774	$761
Business and wholesale	659	635	657
Revenue from contracts with customers	$1,446	$1,409	$1,418

Fiber	$805	$762	$729
Copper	641	647	689
Revenue from contracts with customers	$1,446	$1,409	$1,418

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

Broadband customer metrics (1)
Broadband customers (in thousands)	2,974	2,943	2,894
Net customer additions	31	30	26

Consumer customer metrics
Customers (in thousands)	3,140	3,129	3,140
Net customer additions	11	11	7
Average monthly consumer revenue per customer	$83.65	$82.54	$80.87
Customer monthly churn	1.47%	1.43%	1.43%

Employees	13,227	13,297	14,523

(1)	Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	(Unaudited) March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,296	$1,125
Short-term investments	225	1,075
Accounts receivable, net	447	446
Other current assets	113	135
Total current assets	2,081	2,781

Property, plant and equipment, net	14,296	13,933
Other assets	3,820	3,979
Total assets	$20,197	$20,693

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	1,925	2,260
Total current liabilities	1,940	2,275

Deferred income taxes and other liabilities	1,758	1,893
Long-term debt	11,240	11,246
Equity	5,259	5,279
Total liabilities and equity	$20,197	$20,693

	As of March 31, 2024
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	11,240
Total debt	$11,255
Less: Cash and cash equivalents	(1,296)
Short-term investments	(225)
Net debt	$9,734

Denominator:
Adjusted EBITDA - last 4 quarters	$2,155

Net Leverage Ratio	4.5	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended
	March 31, 2024	March 31, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net income	$1	$3
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	388	330
Pension/OPEB special termination benefit enhancements	7	-
Stock-based compensation	26	24
Amortization of premium	(5)	(7)
Bad debt expense	9	7
Other adjustments	4	1
Deferred income taxes	-	-
Change in accounts receivable	(9)	2
Change in long-term pension and other postretirement liabilities	(146)	(7)
Change in accounts payable and other liabilities	27	30
Change in prepaid expenses, income taxes, and other assets	33	6
Net cash provided from operating activities	335	389

Cash flows provided from (used by) investing activities:
Capital expenditures	(666)	(1,154)
Purchases of short-term investments (1)	-	(225)
Sale of short-term investments (1)	850	1,075
Other	2	-
Net cash provided from (used by) investing activities	186	(304)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(4)	(4)
Proceeds from long-term debt borrowings	-	750
Payments of vendor financing	(363)	-
Financing costs paid	-	(13)
Finance lease obligation payments	(7)	(5)
Taxes paid on behalf of employees for shares withheld	(43)	(3)
Other	(6)	-
Net cash provided from (used by) financing activities	(423)	725

Increase (Decrease) in cash, cash equivalents, and restricted cash	98	810
Cash, cash equivalents, and restricted cash at the beginning of the period	1,239	322

Cash, cash equivalents, and restricted cash at the end of the period	$1,337	$1,132

Supplemental cash flow information:
Cash paid during the period for:
Interest	$149	$83
Income tax (refund) payments, net	$(13)	$5

(1)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended
($ in millions)	March 31, 2024	December 31, 2023	March 31, 2023

Net income	$1	$17	$3
Add back (subtract):
Income tax expense	2	87	1
Interest expense	199	193	141
Investment and other income, net	(112)	(177)	(2)
Operating income	90	120	143
Depreciation and amortization	388	375	330
EBITDA	$478	$495	$473

Add back:
Pension/OPEB expense	$9	$10	$11
Restructuring costs and other charges	34	25	8
Stock-based compensation	26	27	24
Storm-related costs	-	-	3
Legal recoveries	-	(8)	-
Adjusted EBITDA	$547	$549	$519

EBITDA margin	32.7%	34.7%	32.8%
Adjusted EBITDA margin	37.4%	38.5%	36.0%

Free Cash Flow
Net cash provided from operating activities	$335	$296	$389
Capital expenditures	(666)	(329)	(1,154)
Payment of vendor financing- capital expenditures	(363)	(4)	-
Operating free cash flow	$(694)	$(37)	$(765)

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended
($ in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Adjusted Operating Expenses

Total operating expenses	$1,372	$1,306	$1,297

Subtract:
Depreciation and amortization	388	375	330
Pension/OPEB expense	9	10	11
Restructuring costs and other charges	34	25	8
Stock-based compensation	26	27	24
Storm-related costs	-	-	3
Legal recoveries	-	(8)	-
Adjusted operating expenses	$915	$877	$921

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data(1)
(Unaudited)

		As of or for the three months ended
		March 31, 2024	December 31, 2023	March 31, 2023

Broadband Revenue ($ in millions)
Total Company	Fiber	$414	$391	$334
	Copper	155	159	173
	Total	$569	$550	$507

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		6.8	6.5	5.5

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		44.9%	44.5%	43.5%
Total Fiber Penetration		30.7%	30.9%	32.2%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,963	1,878	1,659
	Copper	771	822	987
	Total	2,734	2,700	2,646

Business + Wholesale (2)	Fiber	132	129	118
	Copper	108	114	130
	Total	240	243	248

Broadband Net Adds (in thousands)
Consumer	Fiber	85	81	84
	Copper	(51)	(48)	(56)
	Total	34	33	28

Business + Wholesale (2)	Fiber	3	3	4
	Copper	(6)	(6)	(6)
	Total	(3)	(3)	(2)

Broadband Churn
Consumer	Fiber	1.24%	1.20%	1.20%
	Copper	1.93%	1.86%	1.71%
	Total	1.45%	1.41%	1.40%

Business + Wholesale (2)	Fiber	1.32%	1.17%	1.43%
	Copper	2.01%	1.73%	1.88%
	Total	1.64%	1.44%	1.67%
Broadband ARPU
Consumer	Fiber	$65.18	$64.16	$61.44
	Copper	56.16	54.22	48.88
	Total	$62.53	$61.02	$56.59

Business + Wholesale (2)	Fiber	$98.40	$98.86	$101.92
	Copper	60.81	59.87	60.59
	Total	$81.07	$80.17	$79.79

Reconciliation: Broadband ARPU
Consumer Fiber Broadband ARPU		$65.18	$64.16	$61.44
Gift card impact		0.17	0.17	1.68
Adjusted Consumer Fiber Broadband ARPU		$65.35	$64.33	$63.12

(1)
Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier's website https://investor.frontier.com.

(2)	Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.